UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 6, 2016

Date of Report (Date of earliest event reported)

INVIVO THERAPEUTICS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-37350	36-4528166
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

One Kendall Square, Suite B14402

Cambridge, Massachusetts 02139

(Address of Principal Executive Offices)  (Zip Code)

(617) 863-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2016 (the “Effective Date”), InVivo Therapeutics Holdings Corp. (the “Company”) entered into a letter agreement (the “Agreement”) with Lorianne K. Masuoka, M.D., the Company’s Chief Medical Officer, in connection with Dr. Masuoka’s retirement.  Pursuant to the Agreement, Dr. Masuoka’s employment with the Company will end effective as of January 2, 2017, unless earlier terminated pursuant to Dr. Masuoka’s resignation or termination by the Company (the “Separation Date”).  From the Effective Date until the Separation Date, Dr. Masuoka will continue to serve as the Company’s Chief Medical Officer.

The Company also engaged Dr. Louis Vaickus to advise the Company on medical and regulatory issues as a consultant until a new permanent chief medical officer is named.  Dr. Vaickus previously served as the Company’s interim Chief Medical Officer from October 2013 until February 2015.

Pursuant to the Agreement, the Company will, (i) pay Dr. Masuoka severance in an amount equal to her bi-weekly base salary for twelve months, subject to customary payroll withholding and other deductions, (ii) if Dr. Masuoka elects continued health or dental insurance coverage under COBRA, pay for the monthly cost of such coverage for up to six months following the Separation Date, (iii) provide Dr. Masuoka with twelve months of outplacement counseling, (iv) pay Dr. Masuoka her 2016 annual cash bonus weighted 100% on the achievement of 2016 corporate objectives, as determined by the Company’s Board of Directors for all Company employees (i.e. without any weighting to Dr. Masuoka’s individual objectives) and (v) extend to January 2, 2018 the period during which Dr. Masuoka may exercise stock options that were vested as of the Separation Date.  The bonus will be payable at the time that 2016 bonuses are paid to all Company employees receiving 2016 bonuses, which is expected to occur on or about March 1, 2017.

The Agreement also includes a general release of claims by Dr. Masuoka.

The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

9.01	Financial Statements and Exhibits

99.1	Letter Agreement dated October 6, 2016 by and between the Registrant and Dr. Lorianne Masuoka

99.2	Employment Agreement dated as of January 31, 2015 by and between the Registrant and Dr. Lorianne Masuoka and amendment thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVO THERAPEUTICS HOLDINGS CORP.

Date: October 11, 2016	By:	/s/ Tamara Joseph
		Name:	Tamara Joseph
		Title:	SVP, General Counsel & Chief Compliance Officer